UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 27, 2018

Commission File No. 001-38250

FAT Brands Inc.

(Exact name of registrant as specified in its charter)

Delaware	08-2130269
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9720 Wilshire Blvd., Suite 500

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 402-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes [X] No [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2018, FAT Brands Inc. (the “Company”, “we” or “us”) established a credit facility with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”). The Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with TCA, pursuant to which TCA agreed to lend the Company up to $5,000,000 through the purchase of Senior Secured Redeemable Debentures issued by the Company (the “Debentures”).

A total of $2,000,000 was funded by TCA in connection with the initial closing on April 27, 2018, and the Company issued to TCA an initial Debenture with a face amount of $2,000,000, maturing on October 27, 2019 and bearing interest at the rate of 15% per annum. We have the right to prepay the Debentures, in whole or in part, at any time prior to maturity without penalty. The Company will make interest only payments during the first four months, followed by fully amortizing payments for the balance of the term. We paid a commitment fee of 2% of issued Debentures for the facility, and agreed to pay an investment banking fee of $170,000. The Company used the net proceeds for working capital purposes and repayment of other indebtedness.

The amounts borrowed under the Purchase Agreement are guaranteed by our operating subsidiaries and by our parent company, Fog Cutter Capital Group, Inc. (“Fog Cutter”), pursuant to a Guaranty Agreement in favor of TCA. The Company’s obligations under the Debentures are also secured by a Security Agreement, granting TCA a security interest in substantially all of our assets. In addition, Fog Cutter’s obligations under the Guaranty Agreement are secured by a pledge in favor of TCA of certain shares of common stock that Fog Cutter holds in the Company. During the term of the Purchase Agreement, we are prohibited from incurring additional indebtedness, with customary exceptions for ordinary course financing arrangements and subordinated indebtedness.

The foregoing description of the Purchase Agreement, Debentures, Guaranty Agreement and Security Agreement is qualified in its entirety by reference to the forms of such agreements, which are filed hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The matters described in Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

10.1	Securities Purchase Agreement, dated as of April 27, 2018
10.2	Senior Secured Redeemable Debenture, dated as of April 27, 2018
10.3	Guaranty Agreement, dated April 27, 2018
10.4	Security Agreement, dated April 27, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, FAT Brands Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2018

FAT Brands Inc.

By:	/s/ Andrew A. Wiederhorn
Andrew A. Wiederhorn
Chief Executive Officer

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